UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
January 24, 2008
Date of Report (Date of earliest event reported)

BUSINESS OBJECTS S.A.
(Exact name of registrant as specified in its charter)

Republic of France	0-24720	98-0355777

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
157-159 rue Anatole France, 92300 Levallois-Perret, France
(Address of principal executive offices, including zip code)
(408) 953-6000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 3.1
EXHIBIT 99.1

Introduction
     SAP AG (“SAP”) and Business Objects S.A (the “Company”) are parties to a Tender Offer Agreement dated October 7, 2007, as amended, pursuant to which SAP or its subsidiary, SAP France S.A. (“SAP France”) agreed to acquire all of the Company’s outstanding ordinary shares, American depositary shares (“ADSs”), warrants and 2.25% convertible/exchangeable bonds (“ORNANEs”) by means of a tender offer (the “Transaction”). The initial tender offer period closed January 15, 2008 and as of January 21, 2008, SAP France had acquired a majority of the outstanding capital stock of the Company pursuant to the Transaction and acquired 87.12% of the Company’s fully diluted capital stock on such date. SAP launched a supplemental tender offer for the Company’s remaining ordinary shares, ADSs and ORNANEs on January 16, 2008 in the U.S. and France that concluded at 5:00 p.m. (EST) on January 29, 2008.
Item 2.02 Results of Operations and Financial Condition.
     The Company issued a press release on January 29, 2008 announcing its financial results for the three months ended December 31, 2007 and fiscal year 2007. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     The Company makes reference to non-GAAP financial information in the press release. A reconciliation of non-GAAP financial measures contained in the press release to the comparable US GAAP financial measures is contained in the attached press release, and a reconciliation of this and other non-GAAP financial information is contained on the Company’s Investor Relations web page at www.businessobjects.com
     The information provided under Item 2.02 in this Form 8-K and Exhibit 99.1 attached hereto is furnished and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor otherwise subject to the liability of that section, nor will it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except set forth by specific reference in such filing.
Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     On January 17, 2008, the Company gave notice by publication in the French financial newspaper, Les Echoes, to holders of its outstanding ORNANEs that each bondholder may, at its option, require the Company to redeem in cash any or all of the ORNANEs held by such bondholder at par plus interest accrued from the last interest payment date preceding the early redemption date until the effective date of redemption, by delivering a notice to the specified office of the paying agent not more than 30 calendar days after the giving of the notice of the occurrence of the change of control by the Company. The aggregate principal amount of the ORNANES outstanding is €449,999,975.40.
     The Company advised bondholders that they have the right to exercise the option to have their ORNANEs redeemed for cash and new and existing shares (the “Conversion Right”) from May 11, 2009 or, if applicable, before that date, during the period during which a Registration Statement becomes or is declared effective by the Securities and Exchange Commission (“SEC”).
     The initial Conversion Ratio at issuance is one ordinary share per ORNANE (the “Conversion Ratio”). As a consequence of the SAP tender offer, the Conversion Ratio has been increased and will be maintained during the 30-day period starting from the date as of which the Conversion Right is exercisable. As a result of the initial tender offer, SAP France holds 99.76% of the Bonds.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) Resignation of Officers
     On January 24, 2008, Bernard Liautaud, the Chairman and Chief Strategy Officer of the Company, resigned immediately from those positions.
     (b) Resignation of Directors
     In accordance with the Schedule 14D-9 filed by the Company, dated December 4, 2007, as amended, the following directors resigned effective immediately on January 24, 2008: Bernard Charlès, Carl Pascarella, David Peterschmidt, Arnold Silverman and Bernard Liautaud.
     (d) Appointment of Directors
     In accordance with the Schedule 14D-9 filed by the Company, dated December 4, 2007, as amended, the following persons were appointed to the Company’s Board of Directors on January 24, 2008: Professor Dr. Henning Kagermann, Léo Apotheker, Dr. Werner Brandt, Erwin Gunst and Vishal Sikka.
     Prof. Kagermann joined SAP in 1982. He became a member of SAP’s Executive Board in 1991 and Co-Chief Executive Officer in 1998. In May 2003 he became sole Chief Executive Officer of SAP’s Executive Board. Dr. Kagermann is a member of the Supervisory Board of Deutsche Bank AG, the parent company of Deutsche Bank Securities Inc., which is acting as financial advisor to SAP. Dr. Kagermann is also a member of the Supervisory Board of Münchener Rückversicherungs-Gesellschaft AG and of Nokia, Finland.
     Mr. Apotheker joined SAP in 1988 and became a member of SAP’s Executive Board in 2002. He is responsible for sales, consulting, education and marketing. He became Deputy Chief Executive Officer of SAP on March 28, 2007.
     Dr. Brandt joined SAP in early 2001 as the Chief Financial Officer and member of SAP’s Executive Board. Prior to joining SAP, Dr. Brandt was Chief Financial Officer and member of the Executive Board of Fresenius Medical Care AG since 1999. In this role, he was also responsible for labor relations. Before joining Fresenius Medical Care AG, Dr. Brandt headed the finance function of the European operations of Baxter International Inc.
     Mr. Gunst was named Regional President of EMEA and a Corporate Officer of SAP France in 2004. Prior to 2004, Mr. Gunst was an independent consultant.
     Mr. Sikka joined SAP in 2002 as the Vice President of SAP Inspire. He served as Senior Vice President and Chief Software Architect for SAP from July 2005 through March 2007, prior to being named SAP’s Chief Technology Officer in April 2007.
     None of the above individuals has previously been a director of, or has held any prior position with, the Company. SAP and SAP France have advised the Company that to the best knowledge of SAP and SAP France, except as disclosed in the U.S. Offer to Purchase, none of the these individuals beneficially owns any securities (or rights to acquire any securities) of the Company or has been involved in any transactions with the Company or any of its directors, executive officers or affiliates that are required to be disclosed pursuant to the rules of the SEC. SAP and SAP France have advised the Company that to the best knowledge of SAP and SAP France, none of these individuals has any family relationship with any director, executive officer or key employees of the Company.
     In connection with the Transaction, on January 24, 2008, the Company’s Board of Directors has appointed the following individuals to serve on the internal committees listed below:
     Corporate Governance Committee: Professor Dr. Henning Kagermann (Chairman), Jean-François Heitz and Gerald Held.
     Compensation Committee: Gerald Held (Chairman), Kurt Lauk and Léo Apotheker.
     Audit Committee: Jean-François Heitz (Chairman), Kurt Lauk and Gerald Held.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On January 24, 2008, the Company’s Board of Directors approved an amendment and restatement of Article 6 of the Company’s Amended and Restated Bylaws (the “Amended Bylaws”). The Amended Bylaws became effective January 24, 2008. The Amended Bylaws increase the stated share capital of the Company to €9,996,234.60 from a stated share capital of €9,756,864.50. This increase is a result of the issuance of shares following the exercise of stock options from July 1 to December 31, 2007. Pursuant to French law, changes in a company’s stated share capital must be reflected in such company’s bylaws.
     The preceding summary is not intended to be complete, and is qualified in its entirety by reference to the full text of the Amended Bylaws attached hereto as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Business Objects S.A., as amended January 24, 2008 (English translation of the French legal version)
99.1	Press Release issued January 29, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2008	BUSINESS OBJECTS S.A.
	By:	/s/ James R. Tolonen
James R. Tolonen
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Business Objects S.A., as amended January 24, 2008 (English translation of the French legal version)
99.1	Press Release issued January 29, 2008